Naturally Advanced Technologies to Hold Corporate Update Call Thursday, August 16, at 1:30 PM PDT

Portland, Ore. and Vancouver, B.C.  (August 13, 2012) - Naturally Advanced Technologies Inc. ("NAT" or the "Company") (OTCBB: NADVF) (TSXV: NAT) will hold a conference call Thursday, August 16, at 1:30 pm PDT, 4:30 pm EDT. Ken Barker, chief executive officer, will provide an update on recent corporate developments followed by a question and answer session.

Event Details

* To participate via telephone, please dial 888-490-2765, or 719-325-2465 for international callers at least 5-10 minutes before the presentation start time.

* To listen by webcast please join at the investor relations section of the NAT website: http://www.crailar.com/company/investors

If you are unable to participate during the live webcast and call, the telephone replay will be available until midnight EDT, August 23, 2012 by dialing 877-870-5176, or 858-384-5517 for international callers, and entering pin number 9057143. The webcast will be available for replay for one week at http://www.crailar.com/company/investors

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

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Media Contact:
Ryan Leverenz
Naturally Advanced Technologies
(415) 999-1418
ryan.leverenz(at)naturallyadvanced(dot)com

 Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir(at)naturallyadvanced.com

 Corporate Officer:
Guy Prevost
CFO
(866) 436-7869
ir(at)naturallyadvanced.com